Exhibit 4.1

SeaWorld Entertainment, Inc.

Debt Securities

Indenture

Dated as of [          ]

[          ],

as Trustee

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10; 11.02

311(a)	7.11
(b)	7.11
(c)	N.A.

312(a)	2.05
(b)	11.03
(c)	11.03

313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06

314(a)	4.03; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05

315(a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11

316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07

317(a)(1)	6.08

i

(a)(2)	6.09
(b)	2.04

318(a)	11.01

N.A. means Not Applicable.

TABLE OF CONTENTS

Page

Article One

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	1
Section 1.02	Other Definitions	5
Section 1.03	Incorporation by Reference of Trust Indenture Act	5
Section 1.04	Rules of Construction	5

Article Two

THE SECURITIES

Article Three

REDEMPTION

Article Four

COVENANTS

Section 4.01	Payment of Securities	17
Section 4.02	Maintenance of Office or Agency	18
Section 4.03	Compliance Certificate	18
Section 4.04	Waiver of Stay, Extension or Usury Laws	18
Section 4.05	Reports by the Company	18

Article Five

SUCCESSOR CORPORATION

Section 5.01	When Company May Merge, etc.	19

Article Six

DEFAULTS AND REMEDIES

Section 6.11	Undertaking for Costs	23

Article Seven

TRUSTEE

Article Eight

DISCHARGE OF INDENTURE

Article Nine

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01	Without Consent of Holders	33
Section 9.02	With Consent of Holders	34
Section 9.03	Compliance with Trust Indenture Act	35
Section 9.04	Revocation and Effect of Consents	36

v

Section 9.05	Notation on or Exchange of Securities	36
Section 9.06	Trustee to Sign Amendments, etc.	37

Article Ten

SECURITIES IN FOREIGN CURRENCIES

Section 10.01	Applicability of Article	37

Article Eleven

MISCELLANEOUS

INDENTURE dated as of [          ], (the “Base Indenture”), by and between SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), and [          ], as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of its Securities (as defined below), to be issued in one or more series as provided in this Base Indenture.

All things necessary to make this Base Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

Article One

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01Definitions.

“Affiliate” means, when used with reference to a specified person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

“Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

“Authorizing Resolution” means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to Board delegation authorizing a Series of Securities.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Business Day” means any calendar day that is not a Saturday or Sunday and which is not a day on which banking institutions in the City of New York (or any other place of payment) are authorized or required by law or executive order to close.

“Capital Stock” means, in the case of a corporation, corporate stock or shares; in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof.

“Depositary” means, with respect to Securities of any Series which the Company shall determine will be issued in whole or in part as a Global Security, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Dollars” and “$” mean U.S. Dollars.

“DTC” means The Depository Trust Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means (1) generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time or (2) if elected by the Company by written notice to the Trustee, the accounting standards and interpretations adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Company is making such election.

If there occurs a change in generally accepted accounting principles in the United States (or the accounting standards and interpretations adopted by the International Accounting Standard Board, if applicable) and such change would cause a change in the method of calculation of any term or measure used in a covenant or definition applicable to any series of the Securities (an “Accounting Change”), then the Company may elect, as evidenced by a written notice of the Company to the Trustee, that such term or measure shall be calculated in respect to one or more series of the Securities as if such Accounting Change had not occurred.

“Global Security” means, with respect to any Series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Government Obligations” means securities which are (i) direct obligations of the United States or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any interest on the Security of the applicable Series shall be payable, in each case for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such other government or governments, in each case the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government or governments, which, in either case are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Base Indenture as amended or supplemented from time to time, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series, and including, for all purposes of this instrument and any such Authorizing Resolution or supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this Base Indenture and any such Authorizing Resolution or supplemental indenture, respectively.

“Issue Date” means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.

“NYUCC” means the New York Uniform Commercial Code, as in effect from time to time.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller, the Secretary or other named officer of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means a written opinion (which opinion may be subject to customary assumptions and exclusions) from legal counsel. The counsel may be an employee of, or outside counsel to, the Company or the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of any kind.

“principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

“Securities” means any securities that are issued under this Base Indenture.

“Series” means a series of Securities established under this Base Indenture.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors of such entity or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“TIA” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Base Indenture until a successor replaces it pursuant to this Base Indenture and thereafter means the successor serving hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean only the Trustee with respect to Securities of that Series.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“United States” means the United States of America.

Section 1.02Other Definitions.

Term	Defined in Section
Agent Members	2.15
Base Indenture	Preamble
Covenant Defeasance	8.01
Custodian	6.01
Event of Default	6.01
Legal Defeasance	8.01
Legal Holiday	11.07
Paying Agent	2.03
Registrar	2.03
Security Register	2.03
Successor	5.01

Section 1.03Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities of a particular Series.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Base Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Securities of a Series.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.04Rules of Construction.

Unless the context otherwise requires:

(1)a term has the meaning assigned to it herein;

(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(3)“or” is not exclusive and “including” means “including without limitation”;

(4)words in the singular include the plural, and in the plural include the singular;

(5)“herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole (including any Authorizing Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(6)all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and

(7)any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

Article Two

THE SECURITIES

Section 2.01Form and Dating.

The aggregate principal amount of Securities that may be issued under this Base Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution, an Officer’s Certificate or a supplemental indenture that establishes the terms of the Series, which may include the following:

(1)the title and ranking of the Securities (including the terms of any subordination provisions, if applicable);

(2)the price or prices (expressed as a percentage of the principal amount) at which we will sell the Securities;

(3)any limit on the aggregate principal amount of the Securities;

(4)the date or dates on which the principal of the Securities of the Series is payable;

(5)the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the Securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

(6)the place or places where principal of, and interest, if any, on the Securities will be payable (and the method of such payment), where the Securities of such Series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the Securities may be delivered;

(7)the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the Securities;

(8)any obligation we have to redeem or purchase the Securities pursuant to any sinking fund or analogous provisions or at the option of a holder of Securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)the dates on which and the price or prices at which we will repurchase Securities at the option of the holders of Securities and other detailed terms and provisions of these repurchase obligations;

(10)whether we will be obligated to pay additional amounts on the Securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the Securities instead of making such payment;

(11)restrictions on transfer, sale, assignment or conversion, if any;

(12)any addition to, deletion of or change in the covenants described in the indenture applicable to such Securities;

(13)any addition to, deletion of or change in the events of default described in this indenture and any change in the acceleration provisions described in this indenture;

(14)the denominations in which the Securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(15)whether the Securities will be issued in the form of certificated debt securities or global debt securities;

(16)the portion of principal amount of the Securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

(17)the currency of denomination of the Securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

(18)the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the Securities will be made;

(19)if payments of principal of, premium or interest on the Securities will be made in one or more currencies or currency units other than that or those in which the Securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

(20)the manner in which the amounts of payment of principal of, premium, if any, or interest on the Securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(21)any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Securities;

(22)any addition to, deletion of or change in the remedies for holders of the Securities described in this indenture;

(23)the right to make any changes to the indenture or the terms of the Securities by us and what approval, if any, will be required from the holders of the Securities;

(24)any addition to, deletion of or change in the terms of any defeasance or satisfaction and discharge provisions applicable to the Securities;

(25)the provisions, if any, relating to conversion or exchange of any Securities of such Series, including if applicable, the terms and conditions of such conversion or exchange, including the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at the option of the Company, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

(26)any other specific terms, preferences, rights or limitations of, or restrictions on, the Securities, and any terms which may be required by us or be advisable under applicable laws or regulations or advisable in connection with the marketing of the Securities.

All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to an Authorizing Resolution, an Officer’s Certificate or in any indenture supplemental hereto.

The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent.

Section 2.02Execution and Authentication.

One Officer shall sign the Securities for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until the Trustee authenticates the Security. The Trustee may authenticate the Security by manual, facsimile or electronic signature. The signature shall be conclusive evidence that the Security has been authenticated under this Base Indenture.

Electronically imaged signatures such as .pdf files, faxed signatures or other electronic signatures to the Security and the authentication pages to the Security shall have the same effect as original signatures.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Each Security shall be dated the date of its authentication. The Trustee shall authenticate Securities for original issue upon receipt of, and shall be fully protected in relying upon:

(a)An order to the Trustee signed by an officer of the Company directing the Trustee to authenticate the Securities;

(b)an Officer’s Certificate of the Company delivered in accordance with Section 11.04; and

(c)an Opinion of Counsel delivered in accordance with Section 11.04.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or where Securities of a Series that are convertible or exchangeable may be surrendered for conversion or exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent and the Trustee shall have the right to inspect the Securities Register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money. Upon an Event of Default under Section 6.01(4) or (5) the Trustee shall automatically be the Paying Agent.

Section 2.05Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five (5) Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06Transfer and Exchange.

Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the NYUCC are met and the other provisions of this Section 2.06 are satisfied. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Registrar need not transfer or exchange any Security selected for redemption or repurchase, except the unredeemed or repurchased part thereof if the Security is redeemed or repurchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or repurchased. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to 2.09, 3.06, or 9.05 not involving any transfer.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

Section 2.07Replacement Securities.

If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and execute a replacement security and, upon written request of any Officer of the Company, the Trustee shall authenticate such replacement Security; provided, in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the NYUCC are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Trustee to protect the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser. The Company and the Trustee may charge for its expenses in replacing a Security.

Section 2.08Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a “protected purchaser” (as such term is defined in the NYUCC).

If the Paying Agent holds on a redemption date, purchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09Temporary Securities.

Until definitive Securities are ready for delivery, the Company may execute and the Trustee shall (upon receipt of an order from the Company) authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

Section 2.10Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption, purchase or payment. The Trustee and no one else shall cancel and dispose of such cancelled or tendered securities, or retain in accordance with its standard retention policy, all Securities surrendered for registration of transfer, exchange, redemption, purchase, payment or cancellation. Unless the Authorizing Resolution, Officer’s Certificate or supplemental indenture so provides, the Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11Defaulted Interest.

If the Company defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest, if any, plus any interest payable on the defaulted interest to the persons who are Securityholders of such Series on a subsequent special record date. The Company shall fix such special record date and a payment date. At least 15 days before such special record date, the Company shall send to each Securityholder of the relevant Series (with a copy to the Trustee) a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is sent, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

Section 2.13CUSIP/ISIN Numbers.

The Company in issuing the Securities of any Series may use a “CUSIP” and/or “ISIN” or other similar number, and if so, the Trustee shall use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP and/or ISIN or other similar number.

Section 2.14Deposit of Moneys.

Prior to 11:00 a.m. New York City time on each interest payment date and maturity date with respect to each Series of Securities, the Company shall have deposited with the Paying Agent in immediately available funds money in the applicable currency sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of such Series on such interest payment date or maturity date, as the case may be.

Section 2.15Book-Entry Provisions for Global Security.

(a)Any Global Security of a Series initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Definitive Securities in accordance with the rules and procedures of the Depositary. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Definitive Securities or (iii) the Company determines in its discretion that such Global Security shall be exchangeable for Definitive Securities.

(c)In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like Series and amount.

(d)In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Definitive Securities of the same Series in authorized denominations.

(e)The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

(f)Unless otherwise provided in the Authorizing Resolution or supplemental indenture for a particular Series of Securities, each Global Security of such Series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.16No Duty to Monitor.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Article Three

REDEMPTION

Section 3.01Notices to Trustee.

Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the Authorizing Resolution or supplemental indenture provides otherwise, in accordance with this Article Three.

If the Company wants to redeem Securities pursuant to any optional redemption provisions of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being sent to Holders. Any such cancelled notice shall be void and of no effect.

If the Company wants to credit any Securities previously redeemed, retired or acquired against any redemption pursuant to any mandatory redemption provisions of the Securities, it shall notify the Trustee of the amount of the credit and it shall deliver any Securities not previously delivered to the Trustee for cancellation with such notice.

The Company shall give each notice provided for in this Section 3.01 at least 2 Business Days before the notice of any such redemption is to be delivered to Holders (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02Selection of Securities to be Redeemed.

If fewer than all of the Securities of a Series are to be redeemed, the Trustee (or depository, as applicable) shall select the Securities to be redeemed pro rata, by lot, or such other method the Trustee (or depository, as applicable) considers fair and appropriate and in a manner that complies with applicable requirements of the depositary. The Trustee (or depository, as applicable) shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Securities so selected. The Trustee (or depository, as applicable) may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination for the Series. Securities and portions of them it selects shall be in amounts equal to a permissible denomination for the Series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Unless otherwise provided in the Authorizing Resolution, Officer’s Certificate or supplemental indenture relating to a Series, if any Security selected for partial redemption is converted into or exchanged for Common Stock or other securities, cash or other property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall send a notice of redemption by first-class mail, postage prepaid (or in the case of Global Securities, deliver electronically in accordance with the applicable procedures of the Depositary), to each Holder of Securities to be redeemed (with a copy to the Trustee).

The notice shall identify the Securities to be redeemed and shall state:

(1)the redemption date;

(2)the redemption price or the formula pursuant to which such price will be calculated;

(3)if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4)in the case of Securities of a Series that are convertible or exchangeable into shares of the Company’s common stock or other securities, cash or other property, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such Series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange;

(5)the name and address of the Paying Agent;

(6)that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)that interest on Securities called for redemption ceases to accrue on and after the redemption date;

(8)that the Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable;

(9)the CUSIP number and that no representation is hereby deemed to be made be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities; and

(10)any conditions to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least 2 Business Days prior to the date on which notice of redemption is to be sent or such shorter period as may be satisfactory to the Trustee, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and the form of such notice.

Section 3.04Effect of Notice of Redemption.

Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date. Notices of redemption may be subject to one or more conditions. In the event that any such conditions are not satisfied, the Company may amend or revoke such notice of redemption by sending notice to Securityholders (with a copy to the Trustee) in accordance with the applicable procedures of the Depository.

Section 3.05Deposit of Redemption Price.

On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds in the applicable currency sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.06Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for each Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

Article Four

COVENANTS

Section 4.01Payment of Securities.

The Company shall pay the principal of and interest on a Series on the dates, in the currency and in the manner provided in the Securities of the Series. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money in the applicable currency designated for and sufficient to pay the installment.

The Company shall pay interest on overdue principal at the rate borne by the Series; it shall pay interest on overdue installments of interest at the same rate.

Section 4.02Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee; provided that the Trustee shall not be the agent for service of legal process on the Company.

Section 4.03Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating whether or not the signers know of any continuing Default by the Company in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.

Section 4.04Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities of any Series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05Reports by the Company.

The Company covenants to comply with Section 314 of the Trust Indenture Act. Delivery of such information and documents to the Trustee under this Section 4.05 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Article Five

SUCCESSOR CORPORATION

Section 5.01When Company May Merge, etc.

The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including by way of liquidation or dissolution) to, any Person (in each case other than in a transaction in which the Company is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(1)the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Securities, as the case may be, and the Indenture, and

(2)immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to a transaction the purpose of which is to change the state of incorporation of the Company.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.

Upon any such consolidation, merger, sale, lease, conveyance or other disposition, the Successor will be substituted for the Company under the Indenture. The Successor may then exercise every power and right of the Company under this Indenture, and except in the case of a lease, the Company will be released from all of its liabilities and obligations in respect of the Securities and the Indenture. If the Company leases all or substantially all of its assets the Company will not be released from its obligations to pay the principal of and interest, if any, on the Securities.

Article Six

DEFAULTS AND REMEDIES

Section 6.01Events of Default.

An “Event of Default” on a Series occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following occurs:

(1)the failure by the Company to pay interest on any Security of such Series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2)the failure by the Company to pay the principal, or premium, if any, of any or to make any sinking fund payments, if any, on Security of such Series when the same becomes due and payable at maturity, upon declaration of acceleration, redemption or required repurchase or otherwise;

(3)the failure by the Company to comply with any of its agreements or covenants in, or provisions of, the Securities of such Series or this Indenture (as they relate thereto) and such failure continues for the period and after the notice specified below;

(4)the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)commences a voluntary case,

(B)consents to the entry of an order for relief against it in an involuntary case,

(C)consents to the appointment of a Custodian of it or for all or substantially all of its Property, or

(D)makes a general assignment for the benefit of its creditors;

(5)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)is for relief against the Company as debtor in an involuntary case,

(B)appoints a Custodian of the Company or a Custodian for all or substantially all of the Property of the Company, or

(C)orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 30 percent in principal amount of the then outstanding Securities of the applicable Series notify the Company and the Trustee, of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to exist, without any action by the Trustee or any other Person.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02Acceleration.

If an Event of Default (other than an Event of Default with respect to the Company resulting from subclause (4) or (5) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 30 percent in principal amount of the Securities of the applicable Series then outstanding by notice to the Company and the Trustee, may declare all Securities of such Series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities of such Series will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (4) or (5) above occurs, all amounts due and payable on the Securities of such Series will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

Holders of a majority in principal amount of the then outstanding Securities of such Series may rescind an acceleration with respect to such Series and its consequence (except an acceleration due to nonpayment of principal, premium, if any, or interest) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

Section 6.03Other Remedies.

If an Event of Default on a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Series or to enforce the performance of any provision in the Securities or this Indenture applicable to the Series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04Waiver of Existing Defaults.

Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities of a Series affected by a waiver (voting as a class) on behalf of all the Holders of such Series by notice to the Trustee may waive an existing Default on such Series and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05Control by Majority.

The Holders of a majority in principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series. The Trustee, however, may refuse to follow any direction (i) that conflicts with law or this Indenture, (ii) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, (iii) that would involve the Trustee in personal liability, if there shall be reasonable grounds for believing that adequate indemnity against such liability is not reasonably assured to it, or (iv) if the Trustee shall not have been provided with indemnity satisfactory to it.

Section 6.06Limitation on Suits.

A Securityholder of a Series may not pursue any remedy with respect to this Indenture or the Series unless:

(1)the Holder gives to the Trustee written notice of a continuing Event of Default on the Series;

(2)the Holders of at least 30% in principal amount of the outstanding Securities of the Series make a written request to the Trustee to pursue the remedy;

(3)such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)no written request inconsistent with such written request shall have been given to the Trustee pursuant to this Section 6.06.

A Securityholder may not use this Indenture to prejudice the rights of another Holder of Securities of the same Series or to obtain a preference or priority over another Holder of Securities of the same Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances by such Holder are unduly prejudicial to another Holder).

Section 6.07Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on any Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.09Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or Property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.

Section 6.10Priorities.

If the Trustee collects any money or Property pursuant to this Article with respect to Securities of any Series, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and

Third:  to the Company or as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.

Article Seven

TRUSTEE

Section 7.01Duties of Trustee.

(a)If an Event of Default has occurred and is continuing with respect to Securities of any Series, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Securities of the Series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)Except during the continuance of an Event of Default:

(1)The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2)In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)This paragraph does not limit the effect of paragraph (b) of this Section.

(2)The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

(d)Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02Rights of Trustee.

Subject to Section 7.01:

(a)The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

(b)Before the Trustee acts or refrains from acting, unless otherwise provided in this Base Indenture, any supplemental indenture or Authorizing Resolution relating to the applicable Series, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)Unless otherwise specifically provided in this Base Indenture, a supplemental indenture or Authorizing Resolution relating to the applicable Series, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(g)For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless written notice of any Event of Default is received by a Trust Officer of the Trustee at its address specified in Section 11.02 hereof and such notice references the Securities generally, the Company and this Indenture.

(h)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j)In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n)The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(o)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus used to sell the Securities of any Series; it shall not be accountable for the Company’s use of the proceeds from the Securities; it shall not be accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Securities other than its certificate of authentication.

Section 7.05Notice of Defaults.

If a Default on a Series occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall deliver to each Securityholder of the Series notice of the Default (which shall specify any uncured Default known to it) within 90 days after the Trustee obtains such knowledge. Except in the case of a default in payment of principal of or interest on a Series, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive or any trust committee of such directors and/or responsible officers of the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders of the Series.

Section 7.06Reports by Trustee to Holders.

Within 60 days after each            beginning with the            following the date of this Base Indenture, the Trustee shall send to each Securityholder a brief report dated as of such            that complies with TIA § 313(a) (but if no event described in TIA § 313(1) through (8) has occurred within the twelve months preceding the reporting date no report in relation thereto need be transmitted). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its sending to Securityholders shall be delivered to the Company and filed by the Trustee with the SEC and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 7.07Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services subject to any written agreement between the Trustee and the Company (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises. The Trustee shall notify the Company promptly of any claim of which it has received written notice and for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s, or its Officer’s, directors’, or employees’ gross negligence or willful misconduct as determined by a final non-appealable order of competent jurisdiction.

Unless otherwise provided in any supplemental indenture or Authorizing Resolution relating to any Series, to ensure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of all Series on all money or Property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law. Section 7.07 shall survive the discharge of the Indenture or resignation of Trustee.

Section 7.08Replacement of Trustee.

The Trustee may resign with respect to Securities of any or all Series by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities (or of the relevant Series) may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. The Trustee for one or more Series of Securities may be removed by the Company, so long as no Event of Default has occurred and is continuing with respect to such Series. The Trustee may also be removed by the Company for purposes of the Base Indenture. Such resignation or removal shall not take effect until the appointment by the Securityholders of the relevant Series or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and appoint a successor trustee, and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee, for any or no reason, including if:

(1)the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;

(2)the Trustee is adjudged a bankrupt or an insolvent;

(3)a receiver or other public officer takes charge of the Trustee or its Property; or

(4)the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee with respect to the Securities of the relevant Series. If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Company, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges hereunder, transfer all Property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall send notice of its succession to each Securityholder.

Section 7.09Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 7.10Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Article Eight

DISCHARGE OF INDENTURE

Section 8.01Defeasance upon Deposit of Moneys or Government Obligations; Satisfaction and Discharge.

(a)The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d).

(b)Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b) with respect to any Series, the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities of the Series on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and the Company shall be deemed to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of a Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) with respect to a Series notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities of the Series.

(c)Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c) with respect to a Series, the Company shall be released and discharged from the obligations under any covenant contained in Article Five and any other covenant contained in or referenced in the Authorizing Resolution or supplemental indenture relating to such Series (to the extent such release and discharge shall not be prohibited thereby), on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d)The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of the applicable Series:

(1)The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee) money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such Government Obligations to said payments with respect to the Securities of such Series to maturity or redemption;

(2)No Default or Event of Default (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such Legal Defeasance or Covenant Defeasance pursuant to paragraph (b) or (c) hereof, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3)Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of any of its Subsidiaries is a party or by which it or any of their Property is bound;

(4)(i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States to the effect that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5)The Company shall have delivered to the Trustee an Officer’s Certificate, stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(6)The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

(e)In addition to the Company’s rights above under this Section 8.01, the Company may terminate all of its obligations under this Indenture with respect to a Series, when:

(1)All Securities of such Series theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in each such case, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the Securities of such Series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Securities of such Series, on the date of such deposit or to the maturity or redemption date, as the case may be;

(2)The Company has paid or caused to be paid all other sums payable hereunder by the Company;

(3)The Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Securities of such Series at maturity or redemption, as the case may be; and

(4)The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent specified in this Section 8.01(e) relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02Survival of the Company’s Obligations.

Notwithstanding the satisfaction and discharge of this Indenture under Section 8.01, the Company’s obligations in Paragraph 8 of the Securities and Sections 2.03 through 2.07, 4.01, 7.07, 7.08, 8.04 and 8.05, however, shall survive until the Securities of an applicable Series are no longer outstanding. Thereafter, the Company’s obligations in Paragraph 8 of the Securities of such Series and Sections 7.07, 8.04 and 8.05 shall survive (as they relate to such Series) such satisfaction and discharge.

Section 8.03Application of Trust Money.

The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased Series.

Section 8.04Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or send to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or sending, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05Reinstatement.

If the Trustee is unable to apply any money or Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that (a) if the Company has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of its obligations hereunder, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

Article Nine

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to or consent of any Securityholder of such Series:

(1)to cure any ambiguity, omission, defect or inconsistency;

(2)to comply with Article Five;

(3)to provide that specific provisions of this Indenture shall not apply to a Series not previously issued or to make a change to specific provisions of this Indenture that only applies to any Series not previously issued or to additional Securities of a Series not previously issued;

(4)to create a Series and establish its terms;

(5)to provide for uncertificated Securities in addition to or in place of certificated Securities;

(6)to release a guarantor in respect of any Series which, in accordance with the terms of this Indenture, a supplemental indenture or Authorizing Resolution applicable to the particular Series, ceases to be liable in respect of its guarantee;

(7)to add a guarantor in respect of any Series;

(8)to secure any Series or add additional collateral in respect of any Series;

(9)to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or to comply with the rules of any applicable Depositary;

(10)to make any change that would provide any additional rights or benefits to holders of any Series of Securities;

(11)to evidence and provide for the acceptance of appointment of a successor trustee;

(12)to make any other change that does not adversely affect the rights of Securityholders in any material respect; and

(13)to conform the provisions of the Indenture or the Securities to the final prospectus, prospectus supplement, offering memorandum or similar document in respect of any Series.

After an amendment under this Section 9.01 becomes effective, the Company shall send notice of such amendment to the Securityholders (with a copy to the Trustee).

Section 9.02With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities of a Series without notice to any Securityholder of such Series but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment (voting as a class) (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). The Holders of a majority in principal amount of the outstanding Securities of each Series affected by a waiver (voting as a class) may waive compliance by the Company with any provision of the Securities of each such Series or of this Indenture relating to each such Series without notice to any Securityholder (including any waiver granted in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Without the consent of the Holder of each Security affected thereby, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)reduce the amount of Securities of the relevant Series whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Security;

(3)reduce the principal of or extend the fixed maturity of any Security or alter the provisions (including related definitions) with respect to redemption of any Security pursuant to Article Three hereof or with respect to any obligations on the part of the Company to offer to purchase or to redeem Securities of a Series pursuant to the Authorizing Resolution or supplemental indenture pertaining to such Series (it being understood that only the consent of the Holders of a majority of the principal amount of the applicable Series of Securities will be required in connection with the waiver or modification of any obligation by the Company to make an offer to purchase the Securities of such Series as a result of a change of control prior to the occurrence of a change of control);

(4)make any change that adversely affects any right of a Holder to convert or exchange any Security into or for shares of the Company’s common stock or other securities, cash or other property in accordance with the terms of such Security;

(5)modify the ranking or priority of the Securities of the relevant Series or any guarantee thereof;

(6)release any guarantor of any Series from any of its obligations under its guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(7)make any change in Sections 6.04, 6.07 or this Section 9.02;

(8)waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security; or

(9)make any Security payable at a place or in money other than that stated in the Security, or impair the right of any Securityholder to bring suit as permitted by Section 6.07.

An amendment of a provision included solely for the benefit of one or more Series does not affect the interests of Securityholders of any other Series.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or any Securities shall comply with the TIA as then in effect.

Section 9.04Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Unless otherwise provided in the consent or the consent solicitation statement or other document describing the terms of the consent, any Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. Any revocation of a consent by the Holder of a Security or any such subsequent Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, and if Holders otherwise have a right to revoke their consent under the consent or the consent solicitation statement or other document describing the terms of the consent, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

An amendment, supplement or waiver with respect to a Series becomes effective upon the (i) receipt by the Company or the Trustee of the requisite consents, (ii) satisfaction of any conditions to effectiveness as set forth in this Indenture or any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver (or the related supplemental indenture) by the Company and the Trustee. After an amendment, supplement or waiver with respect to a Series becomes effective, it shall bind every Holder of such Series, unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind a Holder of a Security who is affected thereby only if it has consented to such amendment, supplement or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that no such waiver shall impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06Trustee to Sign Amendments, etc.

Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, and (solely with respect to such Opinion of Counsel) that it will be valid and binding upon the Company and enforceable in accordance with its terms.

Article Ten

SECURITIES IN FOREIGN CURRENCIES

Section 10.01Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any Series in which not all of such Securities are denominated in the same currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary pursuant to this Indenture or the Securities of any particular Series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such Series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the paying agent or agency or organization, if any, responsible for overseeing such composite currency may determine. The Trustee shall have no duty to calculate or verify the calculations made pursuant to this Section 10.01.

Article Eleven

MISCELLANEOUS

Section 11.01Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02Notices.

Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, or delivered by commercial courier service, addressed as follows:

if to the Company:

SeaWorld Entertainment, Inc.
6240 Sea Harbor Drive
Orlando, Florida 32821
Attention: G. Anthony (Tony) Taylor, Chief Legal Officer, General Counsel and Corporate Secretary

with a copy (which shall not constitute notice) to:

Simpson, Thacher & Bartlett LLP
425 Lexington Avenue

New York, New York 10017
Fax number: (212) 455-2502
Attention: Igor Fert

if to the Trustee:

[ ]

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Securityholder shall be mailed to him by first class mail, or delivered by commercial courier service, at his address as it appears on the registration books of the Registrar, or, in the case of Global Securities sent electronically in accordance with the procedures of the Depositary, and shall be sufficiently given to him if so sent within the time prescribed.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company sends notice or communications to the Securityholders, it shall send a copy to the Trustee at the same time.

In addition to the foregoing, the Trustee may accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee.

Section 11.03Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, unless otherwise provided in this Base Indenture, any supplemental indenture or Authorizing Resolution relating to the applicable Series, the Company shall furnish to the Trustee:

(1)an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers (who may rely upon an Opinion of Counsel with respect to matters of law), all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel (who may rely upon an Officer’s Certificate or certificates of public officials as to matters of fact), all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with.

Section 11.05Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)a statement that the person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 11.07Legal Holidays.

A “Legal Holiday” is a day that is not a Business Day. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If this Indenture provides for a time period that ends or requires performance of any non-payment obligation by a day that is not a Business Day, then such time period shall instead be deemed to end on, and such obligation shall instead be performed by, the next succeeding Business Day.

Section 11.08Governing Law.

The laws of the State of New York shall govern this Indenture and the Securities of each Series.

Section 11.09No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10No Recourse Against Others.

All liability described in Paragraph 12 of the Securities of any director, officer, employee or stockholder, as such, of the Company is, to the fullest extent permitted by applicable law, waived and released.

Section 11.11Successors and Assigns.

All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 11.12Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 11.13Severability.

In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

Section 11.14PATRIOT ACT.

The Company acknowledges that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees that it will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.15Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

SeaWorld Entertainment, Inc.

By:	_______________________________ Name: Title:

[         ], as Trustee

By:	_______________________________ Name: Title: